Exhibit 21.1

ATLANTIC BANCGROUP, INC. AND SUBSIDIARY

Form 10-KSB

For Fiscal Year Ended December 31, 2007

Subsidiary of Registrant

Oceanside Bank, incorporated under the laws of the State of Florida
1315 South Third Street, Jacksonville Beach, Florida  32250